Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use in this Amended Registration Statement of Greenkraft, Inc. on Form S-1/A of our report dated April 3, 2014. We also consent to the reference to us under the heading “Experts” in this registration statement.

/s/ MaloneBailey, LLP
MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas

May 21, 2014